POWER OF ATTORNEY

The undersigned hereby constitutes and appoints SANDRA G. SCIUTTO with full power of substitution in the premises, as his true and lawful attorney-in-fact and agent, and in his name, place and stead, to execute and file on his behalf pursuant to Section 16(a) of the Securities Exchange Act of 1934, as amended (i) a Form 3 Initial Statement of Beneficial Ownership of Securities for California Coastal Communities, Inc.; and (ii) any such number of Form 4 Statement of Changes in Beneficial Ownership and/or Form 5 Annual Statement of Changes in Beneficial Ownership of Securities as shall thereafter be required, and the undersigned hereby ratifies and confirms all of the aforesaid that said attorney-in-fact and agent shall do or cause to be done by virtue hereof. This Power of Attorney shall remain in full force and effect commencing on the date set forth below and continuing until such time as it is terminated or revoked by the undersigned in writing.

In witness whereof, the undersigned has executed this Power of Attorney as of this 11th day of July, 2006.

						/s/ Edward G. Mountford
						Name: Edward G. Mountford